EXHIBIT 10.1
                                                                                                                                                                                                                                                                                                                                                                                                                                            EXECUTION COPY

SHARE PURCHASE AGREEMENT

BY AND AMONG

BLACK DIAMOND REALTY MANAGEMENT, LLC,

SIERRA RESOURCE GROUP, INC.,

PAUL W. ANDRE,

SANDRA J. ANDRE

AND

SUZETTE M. ENCARNACION

Dated as of February 5, 2010

TABLE OF CONTENTS

ARTICLE I. SALE AND PURCHASE OF SHARES                                                          1

Section 1.1. Sale and Purchase                                                               1
Section 1.2. Purchase Price                                                                  1

ARTICLE II. CLOSING                                                                             1

Section 2.1. Closing                                                                         1
Section 2.2. Sellers’ Closing Deliveries                                                     1
Section 2.3. Purchaser Closing Deliveries                                                    2
Section 2.4. Further Assurances                                                              2

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
AND THE SELLERS                                                                              2

Section 3.1. Existence and Power                                                             2
Section 3.2. Authorization; No Agreements                                                    3
Section 3.3. Title                                                                           3
Section 3.4. Capitalization                                                                  3
Section 3.5. Subsidiaries                                                                    4
Section 3.6. SEC Reports; Financial Statements                                               4
Section 3.7. No Liabilities or Debts                                                         5
Section 3.8. Litigation                                                                      5
Section 3.9. Taxes                                                                           5
Section 3.10. Internal Accounting Controls; Sarbanes-Oxley Act of 2002                       5
Section 3.11. Solvency; Indebtedness                                                         6
Section 3.12. No Brokers                                                                     6
Section 3.13. Disclosure                                                                     6
Section 3.14. No Disagreements with Accountants and Layers                                   6
Section 3.15. No Conflicts                                                                   6
Section 3.16. Filings, Consents and Approvals                                                7
Section 3.17. Compliance                                                                     7
Section 3.18. Transactions With Affiliates and Employees                                     7
Section 3.19. Assets                                                                         7
Section 3.20. Quotation on the OTCBB                                                         7

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER                                     7

Section 4.1. Execution and Delivery                                                          7
Section 4.2. Binding Effect                                                                  8
Section 4.3. Opportunity to Ask Questions                                                    8
Section 4.4. Accredited and Sophisticated Investor                                           8
Section 4.5. Investment Intent                                                               8
Section 4.6 Brokers                                                                          8

ARTICLE V. CONDITIONS PRECEDENT TO PURCHASER’S OBLIGATIONS                                      8

Section 5.1. Compliance with this Agreement                                                  9
Section 5.2. No Threatened or Pending Litigation                                             9
Section 5.3. Certificates                                                                    9
Section 5.4. Sellers Deliveries                                                              9
Section 5.5. Due Diligence                                                                   9
Section 5.6. Accuracy of Representations and Warranties                                      9
Section 5.7. Performance of Covenants and Agreements                                         9
Section 5.8. No Material Adverse Change                                                      9
Section 5.9. Consents                                                                        9

i

ARTICLE VI. CONDITIONS PRECEDENT TO SELLERS’ OBLIGATIONS                                        9

Section 6.1. Compliance with this Agreement                                                 10
Section 6.2. No Threatened or Pending Litigation                                            10
Section 6.3. Accuracy of Representations and Warranties                                     10
Section 6.4 Performance of Covenants and Agreements                                         10
Section 6.t Purchaser Deliveries                                                            10

ARTICLE VII. COVENANTS OF THE COMPANY AND THE SELLERS                                          10

Section 7.1. Public Seller Status                                                           10
Section 7.2. Annual Report and Audited Financials                                           10
Section 7.3. Transfer of Assets and Repayment of Debt and Obligations                       10
Section 7.4 Corporate Books and Records                                                     10

ARTICLE VIII. SURVIVAL; INDEMNIFICATION                                                        11

Section 8.1. Survival                                                                       11
Section 8.2. Indemnification                                                                11
Section 8.3. Procedure for Indemnification                                                  11

ARTICLE IX. MISCELLANEOUS                                                                      12

Section 9.1. Notices                                                                        12
Section 9.2. Amendments; No Waivers                                                         13
Section 9.3. Fees and Expenses                                                              13
Section 9.4. Successors and Assigns                                                         13
Section 9.5. Governing Law                                                                  13
Section 9.6. Jurisdiction                                                                   13
Section 9.7. Counterparts; Effectiveness                                                    14
Section 9.8. Entire Agreement                                                               14
Section 9.9. Captions                                                                       14
Section 9.10. Severability                                                                  14
Section 9.11. Specific Performance                                                          14
Section 9.12. Definition and Usage                                                          14

Annex I List of Stockholders

ii

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”), entered into as of the 5th day of February, 2010 (the “Effective Date”), by and among Black Diamond Realty Management, LLC, a Florida limited liability company (the “Purchaser”), Sierra Resource Group, Inc., a Nevada corporation (the “Company”), and Paul W. Andre, Sandra J. Andre and Suzette M. Encarnacion, the Company’s principal stockholders (each individually, a “Seller” and collectively, the “Sellers”).

R E C I T A L S:

WHEREAS, the Sellers own, in the aggregate, Eight Million Five Hundred Fifteen Thousand (8,515,000) shares (the “Shares”) of the common stock, par value $.001, of the Company (the “Common Stock”) as set forth on Annex I hereto.

WHEREAS, the Purchaser desires to purchase and the Sellers desire to sell and have the Purchaser purchase the Shares on the terms and conditions set forth herein.

WHEREAS, as a condition to purchasing the Shares, the Purchaser requires the Company and the Sellers to make the representations and warranties set forth herein and to enter into the agreements set forth herein and the Company and the Sellers have agreed to do so.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

SALE AND PURCHASE OF SHARES

Section 1.1. Sale and Purchase.

Subject to the terms and conditions contained in this Agreement, on the Closing Date (as defined below), the Sellers shall transfer and deliver to the Purchaser and the Purchaser shall purchase from the Sellers all of the Shares.

Section 1.2. Purchase Price.

The aggregate consideration to be paid by the Purchaser to the Sellers for the Shares shall be a sum equal to Three Hundred Twenty Five Thousand Dollars and 0/100 ($325,000.00)  (the “Purchase Price”). At the Closing, the Purchase Price shall be payable by the Purchaser in the form of a cashiers check or by wire transfer, to be delivered to each of the Sellers, on a pro rata basis based on their proportionate ownership of the Shares.

                              ARTICLE II

CLOSING

Section 2.1. Closing.

Subject to the satisfaction or waiver of all of the conditions to Closing contained in Article V and Article VI, the closing on the purchase and sale of the Shares (the “Closing”), shall take place on a date that is not later than the tenth (10th) business day following the date the Company files its Annual Report (defined below) with the Securities and Exchange Commission (the “SEC”) at the offices of Greenberg Traurig, P.A., 5100 Town Center Circle, Suite 400, Boca Raton, FL 33486, unless another date or place is agreed to in writing by the parties hereto.  The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.”

Section 2.2. Sellers’ Closing Deliveries.

At the Closing and subject to the terms and conditions herein contained the Sellers shall deliver to the Purchaser the following:

(a) stock certificate(s) representing the Shares, duly endorsed in blank or accompanied by appropriate stock powers duly endorsed in blank;

(b) minute books, certificate of incorporation, original stock ledgers, and corporate seals for the Company and other corporate documents including any books and records and all governmental permits, licenses and authorizations held by the Company;

(c) resignations of each director and each officer of the Company, as requested by the Purchaser;

(d) evidence of the Company’s compliance with Section 7.2 with respect to the timely filing of its Annual Report;

(e) evidence of the Company’s compliance with Section 7.3 with respect to the Company’s transfer of its assets and satisfaction of its debts and obligations;

(f) closing documents as may be reasonably requested by the Purchaser, including but not limited to Certificate of President of the Company certifying the accuracy of the representations and warranties as of the Closing Date, board resolutions, Incumbency Certificate, consents from any third parties or such other documents as necessary and appropriate to consummate this transaction; and

(g) certificate issued by the Nevada Department of State certifying as of a date that is no more than ten (10) days prior to the Closing Date that the Company is in good standing under the Laws of the State of Nevada.

Section 2.3. Purchaser Closing Deliveries.

At the Closing and subject to the terms and conditions herein contained the Purchaser shall deliver to the Sellers the following:

(a) the Purchase Price disbursed by certified check or wire transfer; and

(b) all closing documents as may be reasonably requested by the Sellers in connection with the closing on the purchase and sale of the Shares under this Agreement.

Section 2.4. Further Assurances.

The Sellers from time to time after the Closing, at the Purchaser’s reasonable request and at the Purchaser’s expense, will execute, acknowledge and deliver to the Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as the Purchaser may reasonably request in order to effectively vest in the Purchaser full possession of the Shares.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLERS

The Company and the Sellers, jointly and severally, hereby represent and warrant to the Purchaser as of the Effective Date and as of the Closing as follows (with the understanding that the Purchaser is relying on each such representation and warranty in entering into and performing this Agreement):

Section 3.1. Existence and Power.

The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except where a failure to so possess would not result in a Material Adverse Effect (as defined herein) upon the Company.  The Sellers have heretofore delivered to the Purchaser true and complete copies of the Company’s Articles of Incorporation, as amended, and By-laws, each as currently in effect as of the Effective Date.

Section 3.2. Authorization; No Agreements.

The execution, delivery and performance by the Company and the Sellers of this Agreement, the performance of each of their obligations hereunder, and the consummation of the transactions contemplated hereby are within their powers. This Agreement has been duly and validly executed and delivered by the Company and the Sellers and is a legal, valid and binding obligation of the Company and the Sellers, enforceable against them in accordance with its terms.  The execution, delivery and performance by the Company and the Seller of this Agreement does not violate any contractual restriction contained in any agreement which binds or affects or purports to bind or affect the Company or the Sellers.  Neither the Company nor any of the Sellers is a party to any outstanding or authorized options, warrants, rights, calls, commitments, conversion rights, rights of exchange or other agreements of any character, contingent or otherwise, providing for the purchase, issuance or sale of any of the Shares, other shares of Common Stock or any other capital stock of the Company, and there are no restrictions of any kind on the transfer of any of the Shares other than (a) restrictions on transfer imposed by the Securities Act of 1933, as amended (the “Securities Act”) and (b) restrictions on transfer imposed by applicable state securities or “blue sky” laws.

Section 3.3. Title.

Each Seller owns that number of the Shares as set forth on Annex I hereto and shall transfer to the Purchaser at the Closing good and valid title to said number of Shares free and clear of all restrictions on transfer (other than any restrictions under federal and state securities laws), liens, claims, options, charges, pledges, security interests, and encumbrances of every kind, character or description.  Neither the Company nor any of the Sellers is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of the Common Stock.

Section 3.4. Capitalization.

(a) The authorized capital stock of the Company consists of 25,000,000 shares of common stock with a $0.001 par value (the “Common Stock”) and no shares of preferred stock. As of the Effective Date there are Twelve Million Ninety Thousand (12,090,000) shares of Common Stock outstanding held of record by approximately thirty five (35) stockholders, including the Sellers, as set forth on Annex I hereto.  All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with all applicable federal and state securities laws. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated hereby.  Except as a result of the purchase and sale of the Shares, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or securities or rights convertible or exchangeable into shares of Common Stock.  The sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and shall not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(b) There are no outstanding obligations, contingent or otherwise, of the Company to redeem, purchase or otherwise acquire any capital stock or other securities of Company.

(c) There are no stockholder agreements, voting trusts or other agreements or understandings to which any of the Sellers or the Company is a party or by which any of them are bound relating to the voting of any shares of the capital stock of the Company.

Section 3.5. Subsidiaries.

The Company has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, limited liability company, joint venture or other non-corporate business enterprise.

Section 3.6. SEC Reports; Financial Statements.

(a) The Company has filed all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, since January 27, 1999 (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  The Sellers have identified and made available to the Purchaser a copy of all SEC Reports filed within the ten (10) days preceding the Effective Date.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(b) Except as set forth in its Form 10-QSB for the fiscal period ended September 30, 2009 with respect to the Effective Date, or its Form 10-KSB for the fiscal year ended December 31, 2009 with respect to the Closing Date (as applicable, the “Current Report”): (i) the Company has not been engaged in any business activity since its inception; (ii) there has been no event, occurrence or development that has had or that is reasonably expected to result in a Material Adverse Effect; (iii) the Company has not incurred any material liabilities outside the ordinary course of business (contingent or otherwise) or amended any material term of any outstanding security; (iv) the Company has not altered its method of accounting or the identity of its auditors; (v) the Company  has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; (vi) the Company has not issued any equity securities to any officer, director or Affiliate of the Company; (vii) the Company has not made any loan, advance or capital contributions to or investment in any Person; (viii) the Company has not entered into any transaction or commitment, or any contract or agreement, relating to its business or any of its assets (including the acquisition or disposition of, or creation of a lien on, any assets) or any relinquishment by the Company of any contract or other right; (ix) the Company has not granted any severance or termination pay to any current or former director, officer or employee of Company, or increased the benefits payable under any existing severance or termination pay policies or employment agreements or entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of Company; (x) the Company has not established, adopted or amended (except as required by applicable law) any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee of the Company; (xi) the Company has not increased the  compensation, bonus or other benefits payable or otherwise made available to any current or former director, officer or employee of the Company; and (xii) the Company has not made any tax election or any settlement or compromise of any tax liability, in either case that is material to the Company or entered into any transaction not in the ordinary course of business.

Section 3.7. No Liabilities or Debts.

Except as set forth on the relevant Current Report, the Company has no liabilities or debts of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt.  The Company is not a guarantor of any indebtedness of any other person, firm or corporation..

Section 3.8. Litigation.

There is no action, suit, investigation, audit or proceeding pending against, or to the knowledge of the Sellers threatened against or affecting, any of the Sellers, the Company or any of its assets or properties before any court or arbitrator or any governmental body, agency or official.  Neither the Sellers nor the Company is subject to any outstanding judgment, order or decree.  None of the Sellers, nor, to the knowledge of any of the Sellers, any officer, key employee or 5% stockholder of the Company in his, her or its capacity as such, is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or any other government agency. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

Section 3.9. Taxes.

The Company has (i) timely filed with the appropriate taxing authorities all tax returns required to be filed by or with respect to its business, or such returns are properly on extension and all such duly filed tax returns are true, correct and complete in all material respects; and (ii) timely paid in full or made adequate provisions for on its balance sheet (in accordance with GAAP) all Taxes shown to be due on such tax returns.  There are no liens for taxes upon the assets of the Company except for statutory liens for current taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith.  The Company has not received any notice of audit, is not undergoing any audit of its tax returns, or has not received any notice of deficiency or assessment from any taxing authority with respect to liability for taxes which has not been fully paid or finally settled.  There have been no waivers of statutes of limitations by the Company with respect to any tax returns.  The Company has not filed a request with the Internal Revenue Service for changes in accounting methods within the last three years which change would effect the accounting for tax purposes, directly or indirectly, of its business.  The Company has not executed an extension or waiver of any statute of limitations on the assessment or collection of any taxes due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

Section 3.10. Internal Accounting Controls; Sarbanes-Oxley Act of 2002.

The Company is in compliance with the requirements of the Sarbanes-Oxley Act of 2002 applicable to it as of the Effective Date.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosures controls and procedures to ensure that material information relating to the Company, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-KSB or 10-QSB, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date of its most recently filed periodic report (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls over financial reporting (as such phrase is defined in Item 308 of Regulation S-B under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls over financial reporting.  The Company’s auditors, at all relevant times, have been duly registered in good standing with the Public Company Accounting Oversight Board.

Section 3.11. Solvency; Indebtedness.

Assuming satisfaction of the terms and conditions set forth herein, based on the financial condition of the Company as of the Effective Date, the fair saleable value of the Company’s assets equals the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature.  The SEC Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments.  Neither the Company nor any of the Sellers are in default with respect to any Indebtedness.

Section 3.12. No Brokers.

None of the Sellers nor the Company has retained any broker or finder, in connection with any of the transactions contemplated by this Agreement, and, other than the Ten Thousand Dollars and 00/100 ($10,000.00) payment required to be made to Mr. Brian Brick by Mr. Paul Andre, none of the Sellers nor the Company has incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the transactions contemplated by this Agreement.

Section 3.13. Disclosure.

All disclosure provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Sellers are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The Purchaser acknowledges and agrees that the Sellers and the Company have not made, nor are any of them making, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein.

Section 3.14. No Disagreements with Accountants and Lawyers.

There are no disagreements of any kind presently existing, or reasonably anticipated by the Company or the Sellers to arise, between the accountants, and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers.

Section 3.15. No Conflicts.

Subject to the satisfaction of the terms and conditions set forth herein, the execution, delivery and performance of this Agreement and the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s Certificate of Incorporation, By-laws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected; or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

Section 3.16. Filings, Consents and Approvals.

None of any of the Sellers nor the Company is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance of this Agreement.

Section 3.17. Compliance.

The Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has any of the Sellers or the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) is not in violation of any order of any court, arbitrator or governmental body; and (iii) is not and has not been in violation of any statute, rule or regulation of any governmental authority.

Section 3.18. Transactions With Affiliates and Employees.

Except as required to be set forth in the SEC Reports, and except for amounts to be paid out of the cash on hand of the Company, none of the officers or directors of the Company and none of the Affiliates or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

Section 3.19. Assets.

Except as set forth in the SEC Reports, the Company has no material assets including, without limitation, goodwill, real property, tangible personal property, intangible personal property, rights and benefits under contracts, and cash.  All Company leases for real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default).  All Company leases will terminate as of the Closing Date with no further obligation on the part of the Company.

Section 3.20. Quotation on the OTCBB.

The Common Stock is approved for quotation and/or listing on the Over-The-Counter Bulletin Board (the “OTCBB”) and the Company has and continues to satisfy all of the requirements of the OTCBB for such listing and for the quotation and trading of its Common Stock thereunder.  None of the Sellers nor the Company has been informed, nor does any of them have knowledge, that the NASD or any other applicable regulatory agency has or is reasonably anticipated to take action to cause the Common Stock to cease being quoted on the OTCBB.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company and the Sellers as of the Effective Date and as of the Closing as follows (with the understanding that the Company and the Sellers are relying on each such representation and warranty in entering into and performing this Agreement):

Section 4.1. Execution and Delivery.

The execution, delivery and performance by the Purchaser of this Agreement is within the Purchaser’s powers and does not violate any contractual restriction contained in any agreement which binds or affects or purports to bind or affect the Purchaser.  The Purchaser’s financial resources are sufficient to enable it to purchase the Shares upon the satisfaction of the terms and conditions set forth herein, and the Purchaser has provided the Sellers with such evidence thereof as was reasonably requested by the Sellers.

Section 4.2. Binding Effect.

This Agreement, when executed and delivered by the Purchaser shall be irrevocable and will constitute the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium and other laws of general application affecting enforcement of creditors’ rights generally or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.3. Opportunity to Ask Questions.

The Purchaser has had a full and fair opportunity to make inquiries about the terms and conditions of this Agreement, to discuss the same and all related matters with his own independent counsel, his own accountants and tax advisers.  The Purchaser has been given the opportunity to ask questions of, and receive answers from the Company and the Sellers concerning the terms and conditions of this Agreement and to obtain such additional written information about the Company and the Sellers to the extent any of the Sellers possess such information or can acquire it without unreasonable effort or expense.  Notwithstanding the foregoing, the Purchaser has had the opportunity to conduct its own independent investigation.  The Purchaser acknowledges and agrees that the Company and the Sellers have not made, nor are any of them making, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein.

Section 4.4. Accredited and Sophisticated Investor.

The Purchaser represents that it is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act. The Purchaser is in a financial position to hold the Shares for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of its investment in the Shares. The Purchaser believes it, either alone or with the assistance of its professional advisors, has such knowledge and experience in financial and business matters, that it is capable of reading and interpreting financial statements and evaluating the merits and risks of the investment in the Shares and has net worth to undertake such risks.  The Purchaser recognizes that an investment in the Shares involves a high degree of risk.

Section 4.5. Investment Intent.

In order to induce the Sellers to enter into this Agreement, and to consummate the transaction contemplated hereby, the Purchaser acknowledges that it has been informed that the Shares have not been registered under the Securities Act  or under any applicable state securities laws and the Purchaser hereby represents and warrants that the Purchaser is acquiring the Shares for its own account, for investment, and not with a view toward any resale or distribution within the meaning of the Securities Act or any applicable state securities laws.  The Purchaser will not sell or otherwise dispose of the Shares without first fully complying with all applicable federal and state laws, rules and regulations

Section 4.6. Brokers.

The Purchaser has not retained any broker or finder in connection with any of the transactions contemplated by this Agreement, and the Purchaser has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the transactions contemplated by this Agreement.

                          ARTICLE V

CONDITIONS PRECEDENT TO PURCHASER’S OBLIGATIONS.

All obligations of the Purchaser under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

Section 5.1. Compliance with this Agreement.

Each of the Sellers and the Company shall have performed and complied in all material respects, with all agreements and conditions required by this Agreement to be performed by it prior to or at the Closing.

Section 5.2. No Threatened or Pending Litigation.

On the Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

Section 5.3. Certificates.

The Sellers and the Company shall have furnished the Purchaser with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article V as may be reasonably requested by the Purchaser.

Section 5.4. Sellers Deliveries.

The Sellers shall have delivered all items as required by Section 2.2.

Section 5.5. Due Diligence.

The Purchaser shall have completed its due diligence with results acceptable to the Purchaser in its sole and absolute discretion.

Section 5.6. Accuracy of Representations and Warranties.

Except for changes contemplated or permitted by this Agreement, the representations and warranties of the Company and the Sellers included in this Agreement and in any exhibit or other document delivered by the Company or the Sellers pursuant hereto, shall be true and correct in all material respects on and as of the Closing with the same effect as through such representations and warranties are being been made on as of the Closing Date.  The Purchaser in its sole discretion, shall have the right to waive or defer compliance by the Sellers at Closing with any representation or warranty.

Section 5.7. Performance of Covenants and Agreements.

Each agreement, covenant or obligation of the Seller to be performed at or before Closing under the terms hereof shall have been duly performed in all material respects or waived by the Purchaser in its sole and absolute discretion.

Section 5.8. No Material Adverse Change.

.Between the Effective Date and the Closing Date, there has been no material adverse affect on the Shares or the Company.

Section 5.9. Consents.

The Company and the Sellers shall have received all consents, authorizations, approvals, filings, exemptions and waivers from government entities and all material consents, authorizations, approvals, filings, exemptions and waivers from other persons necessary or advisable to permit the Sellers to consummate the sale of the Shares.

The Purchaser may waive any condition specified in this Section 5.1 if it executes a writing so stating at or prior to the Closing.

                        ARTICLE VI

CONDITIONS PRECEDENT TO SELLERS’ OBLIGATIONS

All obligations of the Sellers under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

Section 6.1. Compliance with this Agreement.

The Purchaser shall have performed and complied in all material respects, with all agreements and conditions required by this Agreement to be performed by it prior to or at the Closing.

Section 6.2. No Threatened or Pending Litigation.

On the Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

Section 6.3. Accuracy of Representations and Warranties.

The representations, warranties and agreements made by the Purchaser herein shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties are being made or given on and as of the Closing Date, except as affected by transactions contemplated hereby.

Section 6.4. Performance of Covenants and Agreements.

Each agreement, covenant or obligation of the Purchaser to be performed at or before Closing under the terms hereof shall have been duly performed in all material respects or waived by the Sellers in their sole discretion.

Section 6.5. Purchaser Deliveries.

The Purchaser shall have delivered all items as required by Section 2.3.

The Sellers may waive any condition specified in this Article VI if they execute a writing so stating at or prior to the Closing.

ARTICLE VII

COVENANTS OF THE COMPANY AND THE SELLERS

Section 7.1. Public Seller Status.

None of the Sellers nor the Company shall take any actions that cause (i) the Company’s status as a reporting company under the Exchange Act to be rescinded, (ii) the Common Stock to no longer be a publicly-traded security and (iii) the Common Stock to be delisted or otherwise ineligible for quotation on the OTCBB.

Section 7.2. Annual Report and Audited Financials.

The Sellers shall cause the Company to timely file with the SEC its annual report on Form 10-KSB for the fiscal year ended December 31, 2009, including its audited financial statements for the relevant period (the “Annual Report”).

Section 7.3. Transfer of Assets and Repayment of Debt and Obligations.

At or prior to the Closing, the Company shall transfer to Sierra Asset Holdings, LLC all of its assets and satisfied all of its liabilities and obligations, so that, immediately prior to consummation of the transaction contemplated hereby, the Company shall have no assets and no liabilities or obligations and the Sellers shall have taken any and all action necessary to have caused the Company to effectuate the foregoing.

Section 7.4. Corporate Books and Records.

At the Closing, the Sellers shall cause the Company to deliver to counsel for the Purchaser the original minute books and corporate records of the Company, which books and records shall be true, complete and correct.

ARTICLE VIII

SURVIVAL; INDEMNIFICATION

Section 8.1. Survival.

Notwithstanding any investigation made by or on behalf of any of the parties hereto or the results of any such investigation and notwithstanding the participation of any party in the Closing, the representations and warranties contained in Article III and Article IV or in any certificate, schedule, document or instrument furnished hereunder or in connection with the execution and performance of this Agreement shall survive the Closing for two (2) years (the “Survival Period”).  If, prior to the expiration of the Survival Period, a party makes a claim setting forth in reasonable detail facts and circumstances supporting the claim, the Survival Period with respect to that claim shall be extended until the claim shall have been satisfied or otherwise resolved.

Section 8.2. Indemnification

(a) The Sellers, jointly and severally, shall indemnify and hold the Purchaser harmless, and shall reimburse the Purchaser for, any loss, liability, claim, damage, expense (including, but not limited to, reasonable cost of investigation and defense and reasonable attorneys’ fees) or diminution of value (collectively, “Damages”) arising from or in connection with: (i) any inaccuracy in any of the representations and warranties of the Sellers or the Company pursuant to this Agreement or in any certificate delivered by the Sellers or the Company pursuant to this Agreement, or any actions, omissions or states of facts inconsistent with any such representation or warranty; or (ii) any failure by the Sellers or the Company to perform or comply with any provision of this Agreement.

(b) The Purchaser shall indemnify and hold the Sellers harmless, and shall reimburse the Sellers for any Damages arising from: (i) any inaccuracy in any of the representations and warranties of the Purchaser in this Agreement or in any certificate delivered by the Purchaser pursuant to this Agreement, or any actions, omissions or states of facts inconsistent with any such representation or warranty; or (ii) any failure by the Purchaser to perform or comply with any provision of this Agreement.

Section 8.3. Procedure for Indemnification.

Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the defense of such action by the indemnifying party is prejudiced thereby.  In case any such action shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel reasonable satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such section for any fees of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, If an indemnifying party assume the defense of such an action: (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party’s consent (which shall not be unreasonable withheld) unless: (i) there is no finding or admission of any violation of law or any violation of the rights of any person which is not fully remedied by the payment referred to in clause; (ii) no adverse effect on any other claims that may be made against the indemnified party; and (iii) the sole relief provided is monetary damages that are paid in full by the indemnifying party; (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be reasonably withheld); and (c) the indemnified party will reasonably cooperate with the indemnifying party in the defense of such action.  If notice is given to an indemnifying party of the commencement of any action and it does not, within fifteen (15) days after the indemnified party’s notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party.  Notwithstanding the foregoing, if an indemnified party determined in good faith that there is a reasonable probability that an action may materially and adversely affect it or its Affiliates other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such action, but the indemnifying party shall not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

ARTICLE IX

MISCELLANEOUS

Section 9.1. Notices.

All notices, requests and other communications to any party hereunder shall be in writing and either delivered personally, telecopied or sent by certified or registered mail, postage prepaid,

if to the Purchaser:

Black Diamond Realty Management, LLC
c/o Brian Hebb
498 Newtown Road
Littleton, MA 01450
Fax: (978) 486-3380
Email: BHebb@Hebb-inc.com

with a copy to:

Greenberg Traurig, P.A.
Bruce C. Rosetto, Esq.
5100 Town Center Circle Center
Suite 400
Boca Raton, FL 33486
Fax:  (561) 338-7099
E-mail: rosettob@gtlaw.com

if to the Sellers:

Paul W. Andre
Sandra J. Andre
Suzette M. Encarnacion
c/o Ronald J. Stauber, Inc.
Ronald J. Stauber, Esq.
1880 Century Park East, Suite 315
Los Angeles, California 90067
Fax: (702) 496-7041
Email: savoyfin@aol.com

with a copy to:

Ronald J. Stauber, Esq
Ronald J. Stauber, Inc.
1880 Century Park East, Suite 300
Los Angeles, California 90067
Fax: (310) 556-3687
E-mail: ronstauber@stauber.com

or such other address, e-mail address or fax number as such party may hereafter specify for the purpose by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date delivered personally or by overnight delivery service or telecopied, faxed or e-mailed or, if mailed, five (5) business days after the date of mailing if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt

Section 9.2. Amendments; No Waivers.

(a) Any provision of this Agreement with respect to transactions contemplated hereby may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Sellers and the Purchaser; or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.3. Fees and Expenses.

All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 9.4. Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Purchaser shall have the right to assign this Agreement to an affiliate or assignee of the Purchaser reasonably acceptable to the Sellers and no other party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, but any such transfer or assignment will not relieve the appropriate party of its obligations hereunder.

Section 9.5. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the principles of conflicts of law thereof.

Section 9.6. Jurisdiction.

Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in Palm Beach County, Florida and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.1 shall be deemed effective service of process on such party.  Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 9.7. Counterparts; Effectiveness.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.  No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 9.8. Entire Agreement.

This Agreement and any annexes, exhibits and/or schedules hereto constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

Section 9.9. Captions.

The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

Section 9.10. Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any parties.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 9.11. Specific Performance.

The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

Section 9.12. Definition and Usage.

For purposes of this Agreement:

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly controlling, controlled by, or under common control with such Person.

“Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed, (b) all guaranties, endorsements and other contingent obligations, whether or not the same are or should be reflected in the Company’s balance sheet or the notes thereto, except guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and (c) the present value of any lease payments under leases required to be capitalized in accordance with GAAP.

“Material Adverse Effect” means any effect or change that is or would reasonably be expected to be materially adverse to the business, operations, assets, condition (financial or otherwise) or results of operations of the Company and any of its subsidiaries, taken as a whole.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Taxes” means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the Purchaser, the Company and the Sellers have caused this Agreement to be executed as of as of the day and year first above written.

PURCHASER:

BLACK DIAMOND REALTY MANAGEMENT, LLC

By: /s/ BRIAN HEBB
Name: Brian Hebb
Title: Manager

COMPANY:

SIERRA RESOURCE GROUP, INC.

By: /s/ SANDRA J. ANDRE
Name: Sandra J. Andre
Title: President

SELLERS:

/s/ PAUL W. ANDRE Paul W. Andre

/s/ SANDRA J. ANDRE Sandra J. Andre

/s/ SUZETTE M. ENCARNACION Suzette M. Encarnacion

                                                                                                                                                                                                                                                      16

Annex I

Stockholders List

	Name of Stockholder	# of Shares
1.	Paul W. Andre	4,875,000
2.	Sandra J. Andre	2,340,000
3.	Suzette M. Encarnacion	1,300,000
	SUBTOTAL:	8,515,000
4.	Jeffery D. Andre	32,500
5.	Bart W. Andre	32,500
6.	Richard Marcus Baca	130,000
7.	Michael Browers	65,000
8.	Julia Browers	65,000
9.	Camille Brown	162,500
10.	Christina Investments Inc.	162,500
11.	Denise E. Cordova	260,000
12.	Victoria C. Fisher	97,500
13.	Patrick C. Fisher	97,500
14.	Debra S. Hackney	162,500
15.	Mark Horey	227,500
16.	Kimberly Lynn Jack	162,500
17.	Scott A. Jack	162,500
18.	Jeffery E. Jones	65,000
19.	Dennis Melilli	162,500
20.	Peggy Melilli	162,500
21.	Gary T. Peterson	97,500
22.	Diana F. Peterson	97,500
23.	Gerald W. Quealy	97,500
24.	Ginger B. Quealy	65,000
25.	Johann Rath	97,500
26.	Deborah D. Rath	97,500
27.	Cindy Lee Russo	65,000
28.	John Francis Russo	65,000
29.	Gerald Edward Russo	130,000
30.	Carrie Ryan	65,000
31.	Kelly J. Ryan	65,000
32.	Tammy Y. Sasaki	162,500
33.	Cheryl E. Solomon	65,000
34.	Christina Ann Venegas-Baca	130,000
35.	David W. Wiedeman	65,000
	SUBTOTAL:	3,575,000
	TOTAL:	12,090,000